                                   EXHIBIT 21

                        Subsidiaries of the Corporation

EXHIBIT 21. SUBSIDIARIES OF THE CORPORATION
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

                                                                   Percent     State of
Parent Company                    Subsidiaries                      Owned    Incorporation
-------------------------  ------------------------------------   ---------  -------------

Commercial Federal         Commercial Federal Bank,                100%         Nebraska
Corporation                a Federal Savings Bank

                           CFC Preferred Trust                     100%         Delaware

Commercial Federal         Commercial Federal Service              100%         Nebraska
Bank, a Federal            Corporation
Savings Bank
                           Commercial Federal Mortgage             100%         Nebraska
                           Corporation

                           Commercial Federal Investment           100%         Nebraska
                           Services Inc.

                           Commercial Federal Insurance            100%         Nebraska
                           Corporation

                           Empire Capital Corporation I            100%         Colorado

                           Roxborough Acquisition Corp.            100%         Nebraska

                           CFT Company                             100%         Nebraska

                           Railroad Savings                        100%         Kansas
                           Service Corporation

                           Tower & Title Escrow Company             80%         Nebraska

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

EXHIBIT 21. SUBSIDIARIES OF THE CORPORATION(CONTINUED)
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

                                                                   Percent     State of
Parent Company                    Subsidiaries                      Owned    Incorporation
-------------------------  ------------------------------------   ---------  -------------
                            Mid-Central Service Corporation         100%      Iowa

                            Community Service Inc.                  100%      Kansas

Commercial Federal          Commercial Federal Realty               100%      Nebraska
Service Corp.               Investors Corporation

                            Commercial Federal Affordable           100%      Nebraska
                            Housing, Inc.

Commercial Federal          ComFed Insurance Services               100%      British
Insurance Corp.             Company, Limited                                  Virgin Islands

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Note:  All of the material accounts of the above listed companies are consolidated in the Corporation's consolidated financial statements. All significant intercompany balances and transactions are eliminated in consolidation.

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Subsidiaries Dissolved During Fiscal Year 1997:
-----------------------------------------------

       Commercial Investment Subsidiary, Inc.
       Trampe and Associates Company
       Commercial Marketing, Inc.
           Systems Marketing, Inc.
               Financial Investment Associates Incorporated
       Commercial Federal Investment Corporation
       Commercial Financial Investment Associates, Inc.
       ESL Corporation
       CF Woodlands Properties, Inc.
       Provident Investments, Inc.
       C.H.E., Inc.
           Commercial Hospitality, Inc.
           Commercial Hospitality Enterprises, Inc.
       Metro Title and Escrow Company, Inc.

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